SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K/A

Amendment No. 1
(Amending Item 7)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 31, 2001

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1225 Northmeadow Parkway, Suite 116, Roswell, GA	30076

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 754-9449

This Amendment No. 1 on Form 8-K/A amends and restates in its entirety Item 7 of the Current Report on Form 8-K filed on September 17, 2001 by eResource Capital Group, Inc., a Delaware Corporation (“the Company”), with respect to, among other things, the Company’s disposition of West Side Investors, Inc. (“West Side”). In accordance with Item 7 of Form 8-K, the financial statements required thereby are set forth in this Amendment No. 1.

Statements in this report about anticipated or expected future revenue or growth or expressions of future goals or objectives are forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this report. Any forward-looking statements involve risks and uncertainties, including those risks described in the Company’s filings with the Securities and Exchange Commission, that could cause actual events or results of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

Pursuant to Item 7(a) of Form 8-K, historical financial statements of West Side are not required to be filed with this Current Report.

(b)	Pro Forma Financial Information. Included in this Current Report (See “Index to Financial Statements” attached hereto) are the following unaudited pro forma financial statements, together with the note thereto (the “Unaudited Pro Forma Financial Statements”):

(i)	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2001; and

(ii)	Unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2001.

(c)	Exhibits

2.1	The Stock Purchase Agreement between the Company and Brikor, Inc. dated May 15, 2001. (*)

99.1	Non-Interest Bearing Promissory Note executed by Brikor, Inc. in favor of the Company dated August 31, 2001. (*)

(*) Incorporated by reference to the Current Report on Form 8-K filed by the Company on September 17, 2001.

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Statements:

Introduction	F-1

Pro Forma Condensed Consolidated Balance Sheet at June 30, 2001	F-2

Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2001	F-3

INTRODUCTION – Pro Forma Financial Statements

On August 31, 2001, the Company sold all of the outstanding common stock of West Side to Brikor, Inc. in exchange for an aggregate purchase price of $375,000.

The following unaudited pro forma financial statements of the Company are derived from, and should be read in conjunction with the audited consolidated financial statements of the Company as previously filed with its Annual Report on Form 10-KSB for the year ended June 30, 2001 with the Securities and Exchange Commission. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position that would have actually been reported had the acquisitions and disposition been consummated on the dates indicated, or which may be reported in the future.

The unaudited pro forma condensed consolidated balance sheet reflects adjustments as if the disposition had been consummated on June 30, 2001.

eResource Capital Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

June 30, 2001
(In thousands, except share amounts)

	eResource Capital		eResource Capital
	Group, Inc.	Pro Forma	Group, Inc.
ASSETS	Actual	Adjustments(1)	Pro Forma

Cash and cash equivalents	$1,286	$212	$1,498

Accounts and notes receivable	2,018	—	2,018

Investments	1,592	—	1,592

Inventories	126	—	126

Prepaid expenses	1,857	—	1,857

Total current assets	6,879	212	7,091

Deferred costs and other assets	319	—	319

Property and equipment, net	1,645	—	1,645

Goodwill	17,898	—	17,898

Total assets	$26,741	$212	$26,953

LIABILITIES AND SHAREHOLDERS’ EQUITY

Notes payable — current portion	$489	$—	$489

Notes and amounts due affiliates	336	—	336

Accounts payable and accrued expenses	4,730	—	4,730

Deposits and other liabilities	657	(163)	494

Deferred income	1,161	—	1,161

Total current liabilities	7,373	(163)	7,210

Notes payable	179	—	179

Net liabilities of discontinued operations	201	(201)	—

Shareholders’ equity:

Common stock, $.04 par value, 200,000,000 shares authorized, 75,833,728 issued	3,033	—	3,033

Additional paid-in capital	109,357	—	109,357

Accumulated deficit	(93,478)	576	(92,902)

Unrealized gain on marketable securities	87	—	87

Treasury stock — at cost (35,930 shares)	(11)	—	(11)

Total shareholders’ equity	18,988	576	19,564

Total liabilities and shareholders’ equity	$26,741	$212	26,953

The accompanying note is an integral part of these consolidated financial statements.

eResource Capital Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

Year Ended June 30, 2001
(In thousands, except share amounts)

	eResource Capital		eResource Capital
	Group, Inc.	Pro Forma	Group, Inc.
	Actual	Adjustments(1)	Pro Forma

Sales	$13,607	$—	$13,607

Cost of sales	11,963	—	11,963

Gross profit	1,644	—	1,644

Selling, general and administrative expenses — compensation related to issuance of stock options and warrants	6,885	—	6,885

Selling, general and administrative expenses — other	6,594	—	6,594

Bad debt expense	96	—	96

Depreciation and amortization	2,300	—	2,300

Interest expense, net	(30)	—	(30)

Loss on investments	279	—	279

Write off of Web site development costs	754	—	754

Write-down of goodwill	4,660	—	4,660

Write off of pre-development costs	1,164	—	1,164

Net loss before discontinued operations	$(21,058)	$—	$(21,058)

Basic and diluted net loss per share before discontinued operations	$(.39)		$(.39)

Weighted average shares outstanding used in computing basic and diluted loss per share	54,183,520		54,183,520

The accompanying note is an integral part of these consolidated financial statements.

(1)	On August 31, 2001, the Company sold all the outstanding common stock of West Side for an aggregate purchase price of $375,000. The pro forma gain at June 30, 2001 on disposal of West Side included above is $576,000. At June 30, 2001, the Company had received $163,00 in deposits on the sale of West Side. The disposal of West Side requires no pro forma adjustment to the above statement of operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

Date: October 19, 2001	By:	/s/ WILLIAM L. WORTMAN

William L. Wortman Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibits

2.1	The Stock Purchase Agreement between the Company and Brikor, Inc. dated May 15, 2001.(*)

99.1	Non-Interest Bearing Promissory Note executed by Brikor, Inc. in favor of the Company dated August 31, 2001. (*)

(*)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on September 17, 2001.